EXHIBIT 99.2

CAUTIONARY STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for “forward-looking statements” to encourage companies to provide prospective information, so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s). Serologicals Corporation desires to take advantage of the safe harbor provisions of the Act.

      Statements contained in reports that we file with the SEC, periodic press releases and other public documents that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “or “continue” and other words of similar meaning or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements include discussions of our expected business outlook, future operations, financial performance, pending acquisitions, financial strategies, future working capital needs and projected industry trends, as well as our strategies for growth, product development, regulatory approvals and compliance, market position and expenditures.

      Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements are based on current expectations of future events and are based on our current views and assumptions regarding future events and operating performance. These assumptions could prove inaccurate, or unknown risks or uncertainties could materialize, which could cause our actual results to differ materially from our expectations or predictions. Many of these factors are beyond our ability to control or predict.

      Factors that could cause our actual results to differ materially include:

•	our ability to implement our growth strategy;

•	our ability to manage our growth and expansion;

•	our ability to raise capital;

•	our ability to find acceptable acquisitions in the future and to integrate and manage them;

•	our ability to compete effectively within our industry;

•	our dependence on the success of the customers of our EX-CYTE® product in developing and marketing new drugs using the product;

•	our ability to complete construction and validation of the new EX-CYTE® manufacturing facility during 2004;

•	our ability to attract and retain qualified scientific and production personnel;

•	our ability to comply with regulatory, customer and industry regulations and guidelines;

•	our ability to identify new commercial product opportunities;

•	our ability to protect our intellectual property;

•	the effect on our results of operations of the loss of any significant customers or reduced orders from significant customers, including reductions or delays in research and development budgets and in government funding; and

•	adoption of, or changes in, domestic and foreign laws and regulations that could affect our ability to maintain existing regulatory licenses and approvals.

      In addition, our representatives participate from time to time in:

•	speeches and calls with market analysts:

•	conferences, meetings and calls with investors and potential investors in our securities; and

•	other meetings and conferences.

Some of the information presented in these calls, meetings and conferences may be forward-looking statements within the meaning of the Act.

      You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. The following factors (in addition to other possible factors not listed) could affect our actual results and cause these results to differ materially from those expressed in forward-looking statements made by us or on our behalf.

We may be unable to implement our growth strategy.

      Our strategy is to increase our sales and profitability by increasing our level of growth. We have historically achieved, and intend to continue to achieve, our growth primarily through the acquisition or internal development of new product lines, the expansion of our customer base and the addition of new businesses. Our existing credit facility prohibits us from expending in excess of $6 million for acquisitions during its four-year term. We intend to repay the indebtedness outstanding under our existing credit facility. We intend to retain, however, the ability to make borrowings under our existing revolving credit facility until we replace it with a new revolving credit facility for which we have obtained a commitment from Bank of America, N.A. and JPMorgan Chase Bank. We expect the new revolving credit facility to ease the restrictions that have been affecting our ability to implement our growth strategy. The commitment is subject to a number of conditions precedent, some of which are beyond our control. We may be unable to obtain the new revolving credit facility. If we do not obtain the new revolving credit facility, the restrictions on our ability to make acquisitions imposed by the existing credit facility will remain.

      Our ability to implement our growth strategy will depend upon a variety of factors, including:

•	our ability to internally develop new products;

•	our ability to make profitable acquisitions;

•	integration of acquired companies and facilities into existing operations;

•	hiring, training and retention of qualified personnel;

•	establishment of new relationships or expansion of existing relationships with customers and suppliers; and

•	availability of capital.

Failure to manage our growth and expansion could impair our business.

      The implementation of our growth strategy may place additional demands on our administrative, operational and financial resources and increase the demands on our financial systems and controls. Our ability to manage our growth successfully may require us to continue to improve and expand these resources, systems and controls. If our management is unable to manage growth effectively, our operating results could be adversely affected. Moreover, there can be no assurance that we will continue to successfully expand or that growth or expansion will result in continued profitability.

Our ability to raise the capital necessary to expand our business is uncertain.

      In the future, in order to expand our business through internal development or acquisitions, we may need to raise substantial additional funds. However, this additional funding may not be available or, if available, it may not be available on economically reasonable terms. In addition, any additional funding may require the issuance of equity securities which could result in dilution to existing stockholders. If adequate capital is not available, we may not be able to grow as quickly as we have planned. Furthermore, we expect that future acquisitions will increase our working capital requirements. We intend to fund these increased working capital requirements from our cash flow from operations and borrowings under the new revolving credit facility.

We cannot guarantee that our future acquisitions will be successful.

      Our growth strategy anticipates growth by acquisitions. We compete for acquisition opportunities with companies that have significantly greater financial resources than we have. There can be no assurance that suitable acquisition opportunities will be identified, that any of these transactions can be consummated, or that, if acquired, these new businesses can be integrated successfully and profitably into our operations.

Competition in the life sciences research market and/or a reduction in demand for our products could reduce sales.

      The markets for many of our products, particularly our research products, are very competitive and price sensitive. Other life science research product suppliers have significant financial, operational, sales and marketing resources, and significant experience in research and development. These and other companies may have developed or could in the future develop new technologies that compete with our products or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our kits and other products, our business, operating results and financial condition could be negatively impacted. In addition, demand for our products may weaken due to reduction in research and development budgets, loss of distributors and other factors identified in this offering memorandum, which could have an adverse effect on our financial condition.

      We believe that customers in our markets display a significant amount of loyalty to their initial supplier of a particular product. Therefore, it may be difficult to generate sales to potential customers who have purchased products from competitors. To the extent we are unable to be the first to develop and supply new products, our competitive position will suffer.

Failure to obtain products and components from third-party manufacturers could affect our ability to manufacture and deliver our products.

      Our business relies on the continued availability of raw materials, including biological materials, from third-party manufacturers. The availability and price of these materials may be affected by scares or outbreaks of disease or similar health concerns or perceptions about the materials’ safety, governmental regulation and trade restrictions. If we are unable to obtain these materials, or are unable to obtain the materials at an affordable price, our business, results of operations and financial condition could be adversely affected. Because of a recent bovine spongiform encephalopathy (“BSE,” commonly referred to as “mad cow disease”) scare in Canada, we began sourcing all bovine raw materials used in our Canadian facility from the United States and, due to foreign government regulations, we were forced to delay shipments of inventory to a number of international customers. Similar scares or actual outbreaks of disease could have a material adverse effect on our business, results of operations and financial condition.

      In addition, we currently have a single source of supply of certain raw materials and components for certain products. Manufacturing problems, including risks related to the operation of manufacturing facilities such as natural disasters, may occur with these and other outside sources. If such problems occur, we cannot assure you that we will be able to manufacture our products profitably or on time.

Our EX-CYTE® product sales are driven by market demand for therapeutic drugs.

      The majority of our sales of this product are to companies with approved, marketed drugs, or with drugs in advanced phases of clinical trials. Reduced demand or acceptance, or delays or denial of approval of the underlying pharmaceutical product could adversely impact the demand for EX-CYTE® and adversely affect our results of operations.

Failure to attract and retain qualified scientific or production personnel, or loss of key management or key personnel, could hurt our business.

      Recruiting and retaining qualified scientific and production personnel to perform research and development work and product manufacturing is critical to our success. Because the industry in which we compete is highly technical and very competitive, we face challenges attracting and retaining this qualified personnel base. Although we believe we have been and will be able to attract and retain these personnel, there can be no assurance that we will be able to continue to successfully attract qualified personnel.

      Our success also will continue to depend to a significant extent on the members of our management team. We may not be able to retain the services of our executive and key personnel or attract additional qualified members to management in the future. The loss of any of our key management or employees could have an adverse effect upon our business.

Violation of government regulations or voluntary quality programs could result in loss of sales and customers and additional expense to attain compliance.

      We are subject to extensive regulation by the Food and Drug Administration, or FDA, primarily through the requirements of the Public Health Service Act and the Food, Drug and Cosmetic Act. New facilities, products and operating procedures must undergo FDA approval processes and are subject to periodic inspection by the FDA to ensure their compliance with applicable laws and regulations. Failure to comply with these laws and regulations can lead to sanctions by the FDA, such as written observations of deficiencies made following inspections, warning letters, product recalls, fines, product seizures and consent decrees, which would be made available to the public. Such publicity could affect our ability to sell our products.

      In the past, we have received notifications and warning letters from the FDA relating to deficiencies in our compliance with FDA requirements. During the first quarter of 2002 the FDA conducted an inspection of our monoclonal manufacturing facility in Scotland. As a result of this inspection, the facility received a notice that it was deficient in its compliance with applicable laws and regulations. We responded in full to this notice and the FDA has acknowledged that our response and action plan were accepted. In March 2003, the FDA issued a deficiency notice for our Kankakee manufacturing facility and we responded in April. The FDA has not commented in writing to our response, but we have been verbally told that the FDA has accepted our response. In July 2003, the FDA issued a deficiency notice for our plasma center in Marietta, GA and we are currently preparing our response. There can be no assurance that the FDA will not request that we take additional steps to correct these deficiencies. However, we believe we are in substantial compliance with all relevant laws and regulations.

      Some of our customers use our products in the manufacturing process for their drug and medical device products, and such end products are regulated by the FDA under guaranteed manufacturing process regulations, or GMP. Although the customer is ultimately responsible for GMP compliance for their products, it is also the customers’ expectation that the materials sold to them will meet GMP requirements. We could lose sales and customers, and incur products liability claims, if our products do not meet GMP requirements, to the extent applicable.

      ISO 9000 quality standards are an internationally recognized set of voluntary quality standards that require compliance with a variety of quality requirements somewhat similar to the GMP requirements. The operations of our cell culture segment manufacturing facilities, as well as our manufacturing facility in Scotland and our research products facilities in California, Australia and the United Kingdom, are registered under the ISO standards. Failure to comply with this voluntary standard can lead to observations of non-compliance or even suspension of ISO certification by the certifying unit. If we lose ISO certification, this loss could cause some customers to purchase products from other suppliers.

      If we violate government regulations, including government mandated or voluntary quality programs, we may incur additional expense to comply with the regulations and standards. That expense may be material, and we may not have anticipated that expense in our financial forecasts. Our financial results could suffer materially as a result of these increased expenses.

Our research and development efforts for new products may be unsuccessful.

      We incur research and development expenses to develop new products and technologies. There can be no assurance that any of these products or technologies will be successfully developed or that, if developed, will be commercially successful. If we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and technologies. In addition, we may not be able to achieve the anticipated benefits to our research and development efforts from our acquisition of Chemicon.

If we cannot enter into new licensing arrangements, our ability to develop a diverse product portfolio could be limited.

      A component of our business strategy is to license products developed by other biotechnology companies or academic research laboratories. These products may be protected by patents held by others. We attempt to market such products to our customers. Often, we attempt to develop new products or to improve the licensed products using our technologies. If we are not able to identify licensing opportunities or to enter into licensing arrangements on acceptable terms, we may be unable to develop a diverse portfolio of products.

      Because a patent is only a right to exclude and does not give the holder, or its licensee, the right to practice the patented technology, even in cases in which we license patented technology from a licensor, we may be prevented from practicing that technology if it infringes a patent of a third party. Moreover, if found by a court to infringe the patent of the third party, we may be liable for compensatory damages, treble damages and attorney’s fees and subject to a royalty obligation or enjoined from practicing the technology altogether, notwithstanding the license from the licensor. Although we attempt to obtain indemnification from our licensors, we do not always receive indemnification against third party claims of patent infringement.

If we fail to introduce new products, or our new products are not accepted by potential customers, we may lose market share.

      Our research products business is highly dependent on frequent new product introductions. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. To the extent we fail to introduce new and innovative products, we may lose market share to our competitors, which could be difficult to regain. Any inability to develop and introduce new products successfully could reduce our growth rate or damage our business.

Inability to protect our technologies could affect our ability to compete.

      The majority of our current products are not protected by patents. We rely on know how or trade secrets to protect these markets. Our products that are not patented may be susceptible to reverse engineering or parallel development efforts and sales by our competitors. We attempt to protect our trade secrets by entering into confidentiality agreements with third parties, our employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to us. If our trade secrets become known we may lose our competitive position.

      To prevent competitors from using technologies and trademarks in which we hold intellectual property rights, it may be necessary for us to litigate against those competitors. Any litigation could result in substantial expense, may distract our management, and may not adequately protect the proprietary technologies and trademarks. Furthermore, litigation may result in a finding of invalidity and unenforceability of our intellectual property rights.

      Patents on our EX-CYTE® cell culture product will expire in 2005 in the United States, Europe and Japan. We have filed a new patent application on a method to remove prions (the active agent in mad cow disease) from the lipophilic fraction isolated from serum or plasma. However, we cannot assure you that our application will be approved.

      In any case in which we are unable to protect our proprietary technologies and trademarks, we may be subject to increased competition, resulting in lost sales and reduced profits, and even discontinuance of or non-entry into a product line.

Reduction or delays in research and development budgets and in government funding may negatively impact sales in our research products segments.

      Our customers include researchers at pharmaceutical and biotechnology companies, academic institutions and government and private laboratories. A significant portion of the sales of our research products business are to researchers, universities, government laboratories and private foundations whose funding is dependent upon grants from government agencies such as the U.S. National Institutes of Health and similar domestic and international agencies. Fluctuations in the research and development budgets of these researchers and their organizations could affect the demand for our research products. Research and development budgets fluctuate due to numerous factors that are outside our control and are difficult to predict, including changes in available resources, spending priorities and institutional budgetary policies.

We rely on international sales, which are subject to additional risks.

      International sales accounted for approximately 38% of our revenues in the first six months of 2003, 51% of our revenues in fiscal 2002, 47% of our revenues in fiscal 2001, and 31% of our revenues in fiscal 2000. International sales can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

•	unexpected changes in regulatory requirements and tariffs;

•	difficulties and costs associated with staffing and managing foreign operations, including foreign distributor relationships;

•	longer accounts receivable collection cycles in certain foreign countries;

•	adverse economic or political changes;

•	unexpected changes in regulatory requirements;

•	more limited protection for intellectual property in some countries;

•	changes in our international distribution network and direct sales force;

•	changes in currency exchange rates;

•	potential trade restrictions, exchange controls and import and export licensing requirements; and

•	potentially adverse tax consequences of overlapping tax structure.

Each of these risks might impact our cash flow or impair our ability to borrow funds, which ultimately could affect our business, financial condition or operating results.

      We intend to continue to generate revenues from sales outside North America in the future. Future distribution of our products outside North America also may be subject to greater governmental regulation. These regulations, which include requirements for approvals or clearance to market, additional time required for regulatory review and sanctions imposed for violations, as well as the other risks indicated in the bullets listed above, vary by country. We may not be able to obtain regulatory approvals in the countries in which we currently sell our products or in countries where we may sell our products in the future. In addition, we may be required to incur costs in obtaining necessary regulatory approvals. Failure to obtain necessary regulatory approvals or any other failure to comply with regulatory requirements could impact our results of operation.

Litigation may harm our business or otherwise distract our management.

      Substantial, complex or extended litigation could cause us to incur large expenditures and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, competitors, customers, or end-users of our products or services, including liability claims and patent infringement based on our products and services, could be very costly and substantially disrupt our business. Disputes from time to time with such companies or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes out of court or on terms favorable to us.

      If we are sued for patent infringement, and a court agrees that we are infringing a third party patent, we may be forced to remove a product from the market or enter into a license agreement, which may not be available on reasonable terms, if at all. Further, in such a circumstance, we could be exposed to significant attorneys’ fees and costs.

Our operating results may fluctuate in future periods.

      The results of operations for any quarter are not necessarily indicative of results to be expected in future periods. Our operating results have in the past been, and will continue to be, subject to quarterly fluctuations as a result of a number of factors. These factors include:

•	the integration of people, operations and products from acquired businesses and technologies;

•	our ability to introduce new products successfully;

•	market acceptance of existing or new products and prices;

•	competitive product introductions;

•	changes in customer research budgets which are influenced by the timing of their research and commercialization efforts and their receipt of government grants;

•	our ability to manufacture our products efficiently;

•	our ability to control or adjust research and development, marketing, sales and general and administrative expenses in response to changes in revenues; and

•	the timing of orders from distributors and mix of sales among distributors and our direct sales force.

Our exit from the therapeutic plasma business may materially adversely affect our operations.

      In July 2003, we announced plans to exit the therapeutic plasma business. We will be required to resolve our contractual commitments to our customers and suppliers in connection with the discontinuation of the therapeutic plasma business. If we are unable to resolve our contractual commitments with our customers and suppliers on terms favorable to us, our business, results of operations and financial condition could be materially adversely affected. Also, we may not be able to realize the cost savings that we anticipate from exiting this business.

      We intend to classify the therapeutic business segment as a discontinued operation in the quarter ending September 28, 2003. This classification will require that we determine if and to what extent the net book value of assets related to such business may be impaired. Based on our preliminary analysis of the fair market value of such assets, we do not believe it will be necessary to incur an impairment charge. However, if we are unable to sell some or all of these assets at or above our estimate of the fair market value of the related assets, we may incur an impairment charge with respect to such assets. Such charge could be substantial.

We are subject to environmental laws and regulations and could incur costs for environmental remediation at one of our facilities.

     We are subject to environmental laws and regulations governing the use of materials and chemicals used in our business. Although we believe that our safety procedures for handling and disposing of such materials comply with standards prescribed by state and federal agencies, we cannot assure you that we will be able to continue to comply with all applicable standards or that violations will not occur. In addition, we cannot assure you that more restrictive laws, rules and regulations or enforcement policies will not be adopted in the future which could make compliance more expensive or otherwise adversely affect our business or prospects. We are currently evaluating the need to remediate the Kankakee, IL manufacturing facility that we purchased in 1998. Until we complete this evaluation, we cannot predict the costs, if any, that would be associated with any necessary remediation. Although we believe we will be indemnified for the costs associated with this remediation according to the purchase agreement we entered into with the former owner, we cannot assure you that this will be the case.

The market price of our stock could be volatile.

     The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors, including:

•	quarterly fluctuations in our operating income and earnings per share results;

•	new product introductions by us or our competitors;

•	economic conditions;

•	disputes concerning patents or proprietary rights;

•	changes in earnings estimates and market growth rate projections by market research analysts;

•	sales of common stock by us or by existing holders, or the perception that such sales may occur;

•	loss of key personnel; and

•	securities class actions or other litigation.

     The market price for our common stock may also be affected by our ability to meet analysts’ expectations. Any failure to meet such expectations, even slightly, could have an adverse effect on the market price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources, which could have an adverse effect on our business, results of operations and financial condition.

Absence of dividends could reduce our attractiveness to investors.

     Some investors favor companies that pay dividends, particularly in market downturns. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and, therefore, we do not currently anticipate paying cash dividends on our common stock. Furthermore, we are prohibited by the terms of our existing credit facility from paying dividends on our common stock.

You are unlikely to be able to seek remedies against Arthur Andersen LLP, our former independent auditor.

     Our consolidated financial statements for fiscal 2001, 2000, 1999 and 1998 were audited by Arthur Andersen LLP, our former independent auditor. On June 15, 2002, Arthur Anderson was convicted of a federal obstruction of justice charge arising from the federal government’s investigation of Enron Corporation. On August 31, 2002, Arthur Andersen ceased practicing before the SEC. SEC rules require us to present our audited financial statements in various SEC filings, along with Arthur Andersen’s consent to our inclusion of its audit report on our financial statements for fiscal 2000 and 2001, and we do not expect to receive Arthur Andersen’s consent in any filing that we make with the SEC. Without this consent, it may become more difficult for you to seek remedies against Arthur Andersen. Furthermore, relief in connection with claims which may be available to investors under the federal securities laws against auditing firms may not be available as a practical matter against Arthur Andersen. You are unlikely to be able to exercise effective remedies or judgments against Arthur Andersen.